EXHIBIT (10)(a)

                                AGREEMENT
                                ---------


    THIS AGREEMENT is between ROHM AND HAAS COMPANY, a Delaware Corporation with offices at 100 Independence Mall West, Philadelphia, PA 19106, and its subsidiaries, divisions or affiliates ("Rohm and Haas") and John P. Mulroney ("Mr. Mulroney"), an individual residing at 1050 Dale Road, Meadowbrook, Pennsylvania 19046.


A.  Background
    ----------

    WHEREAS, Rohm and Haas may wish to use Mr. Mulroney to provide certain advice and services, and

    WHEREAS, Mr. Mulroney has certain expertise and experience in providing such services and is willing to provide services for Rohm and Haas.

    NOW, THEREFORE, intending to be legally bound hereby, Rohm and Haas and Mr. Mulroney agree as follows:


B.  Services to be Provided
    -----------------------

    1. Mr. Mulroney agrees to be available to provide Rohm and Haas advice on any issue pertaining to the business or activities of Rohm and Haas.


C.  Term of the Agreement
    ---------------------

    2. The term of this Agreement shall be from January 1, 1999 to December 31, 2003 ("the Agreement Period"). Mr. Mulroney shall provide advice from time to time during the Agreement Period whenever expressly requested by a member of the Rohm and Haas Chairman's Committee.

    3. Either party may terminate this Agreement at anytime with ninety
(90) days advanced written notice to the other party. Upon termination, the provisions of this Agreement will become null and void with the exception of the Intellectual Property, Confidentiality and Conflict of Interest Provisions covered in sections F, G and K hereof, which will remain in full force and effect.


D.  Compensation
    ------------

    4. Rohm and Haas shall pay Mr. Mulroney a fee of $100 an hour for any services actually performed. All services provided under this Agreement shall be at the express request of a member of the Rohm and Haas Executive Council.


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AGREEMENT WITH MR. MULRONEY



    5. Mr. Mulroney shall provide Rohm and Haas with a detailed invoice of all services rendered on an annual basis. Rohm and Haas will pay that invoice within thirty (30) days of receipt thereof.

    6. Rohm and Haas shall also reimburse Mr. Mulroney for all reasonable and necessary expenses incurred by Mr. Mulroney in connection with providing services under this Agreement. To obtain reimbursement, Mr. Mulroney must first submit to Rohm and Haas invoices, receipts or other appropriate documentation of the expenses. Payment of such expenses shall be made by Rohm and Haas within thirty (30) days of receipt of such documentation.


E.  Restricted Stock
    ----------------

    7. In connection with this Agreement, and as part of the consideration therefore, Mr. Mulroney agrees that, notwithstanding any contrary provision of any Rohm and Haas benefit plan or policy, Mr. Mulroney's retirement on December 31, 1998 will not have the effect of eliminating any otherwise applicable restriction on stock granted to him under any such plan or policy. Rather, such restrictions shall continue to apply until they would have lapsed had he remained employed by Rohm and Haas throughout the original term of this Agreement, unless this Agreement is terminated by Rohm and Haas prior to the end of the original term, in which case all such restrictions shall lapse. If Mr. Mulroney breaches any term of this Agreement, he shall forfeit any such restricted stock which has not otherwise vested.


F.  Intellectual Property
    ---------------------

    8. Mr. Mulroney shall disclose promptly to Rohm and Haas all inventions, discoveries and improvements, whether patentable or not, which relate to the business or activities of Rohm and Haas and which are conceived or made by Mr. Mulroney in connection with the services provided under this Agreement or which result from access to business or technology information of Rohm and Haas. Mr. Mulroney hereby assigns and shall assign Mr. Mulroney's entire interest in such inventions, discoveries and improvements to Rohm and Haas or its nominee and shall execute all documents necessary to enable Rohm and Haas or its nominee to secure patents in the United States or any foreign country or otherwise to protect the interest of Rohm and Haas. These obligations shall continue beyond the termination of this Agreement.

    9. Any copyrightable work which Mr. Mulroney authors or co-authors during the course of, or in any way resulting from, this Agreement shall be considered a work made for hire and shall be the exclusive property of Rohm and Haas. The copyright in such work shall be assigned to Rohm and Haas. Mr. Mulroney shall not make any copies of such work or use such work other than for the purposes of this Agreement without the prior written permission of Rohm and Haas.


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AGREEMENT WITH MR. MULRONEY



G.  Confidentiality
    ---------------

    11. Mr. Mulroney recognizes that all Rohm and Haas business or trade secrets, including secret processes of manufacture, and all other business and technical information, including research records and procedures to which Mr. Mulroney has access under this Agreement, are the property of Rohm and Haas. During the term of this Agreement and thereafter, Mr. Mulroney shall keep such information secret and confidential and not use such information in any manner unless specifically authorized by this Agreement or by Rohm and Haas in writing or until such information enters the public domain by other means.

    12. All written information, drawings, documents and materials prepared by Mr. Mulroney under this Agreement shall be the exclusive property of Rohm and Haas and shall be delivered by Mr. Mulroney to Rohm and Haas on or before the termination of this Agreement. During the term of this Agreement and thereafter, Mr. Mulroney shall keep such information secret and confidential and not use such information in any manner unless specifically authorized by this Agreement or by Rohm and Haas in writing or until such information enters the public domain by other means.

    13. Mr. Mulroney shall, upon termination of this Agreement, return to Rohm and Haas all papers, notes, books or other documents which contain or refer to any business or technical information of Rohm and Haas, and all copies of such documents, and all other property belonging to Rohm and Haas or relating to its business.


H.  Prior Agreements
    ----------------

    14. The Employment Agreement and Departing Employee Notice and Acknowledgment of Continuing Obligations and Acknowledgment and Records Security Statement executed by Mr. Mulroney prior to the execution of this Agreement shall remain in full force and effect and shall survive the execution of this Agreement.


I.  Independent Contractor
    ----------------------

    15. In providing service under this Agreement, Mr. Mulroney shall act as, and be deemed, an Independent Contractor and not an employee or agent of Rohm and Haas. Mr. Mulroney shall not make any representations to being an employee or agent of Rohm and Haas and shall pay all federal, state and local taxes which shall be become due on any money paid to Mr. Mulroney by Rohm and Haas under the terms of this Agreement.


J.  Personal Performance of Work and Nonassignability
    -------------------------------------------------

    16. The services provided under this Agreement shall all be provided personally by Mr. Mulroney. Mr. Mulroney may not assign any rights or performance obligations under this Agreement to any other party. Any attempt to make such an assignment will be void.


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AGREEMENT WITH MR. MULRONEY



K.  Conflict of Interest
    --------------------

    17. During the original term of this Agreement and for a period of two years thereafter, Mr. Mulroney will not, directly or indirectly, for himself or others, render competing services. Not withstanding the above, Mr. Mulroney may accept employment with a competitor whose business is diversified, provided that he will not be employed in a competing capacity, and provided that prior to his accepting such employment, Rohm and Haas shall receive separate written assurances satisfactory to Rohm and Haas from such competitor and Mr. Mulroney, that Mr. Mulroney will not render services which are directly or indirectly in competition with Rohm and Haas.


L.  Compliance with Applicable Law
    ------------------------------

    18. In providing services under this Agreement, Mr. Mulroney shall comply with all applicable federal, state and local laws, regulations, obligations or governmental requests.


M.  Notice
    ------

    19.  All notices given pursuant to this Agreement shall be directed to:

         FOR MR. MULRONEY:               FOR ROHM AND HAAS:

         Mr. John P. Mulroney            Chief Executive Officer
         1050 Dale Road                  Rohm and Haas Company
         Meadowbrook, PA 19046           100 Independence Mall West
                                         Philadelphia, PA 19106


N.  Miscellaneous Provisions
    ------------------------

    20. This Agreement contains the entire agreement of the parties relating to the subject matter herein. It may be changed only by a written agreement, signed by both parties.

    21. The fact that any portion of this Agreement shall be found invalid or unenforceable shall not effect the validity or enforceability of the remainder of this Agreement.

    22. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.


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AGREEMENT WITH MR. MULRONEY



    23. This Agreement may be executed in counterparts and will be valid even though the signatures of all parties do not appear on the same page.



Dated: _________                       _____________________________
                                       JOHN P. MULRONEY


Dated: _________                       _____________________________
                                       MARISA GUERIN
                                       FOR ROHM AND HAAS